MIRAGE RESORTS, INCORPORATED

                          AMENDED AND RESTATED
              1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.    Purpose.

      This Amended and Restated 1992 Non-Employee Director Stock Option Plan (the "Plan") is established by Mirage Resorts, Incorporated (the "Company"). The purpose of the Plan is to advance the interests of the Company and its stockholders by encouraging and enabling members of its Board of Directors who are not officers or employees of the Company or any of its subsidiaries, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options.

2.    Definitions.

     (a)    "Board" means the Board of Directors of the Company.

     (b)    "Code" means  the Internal Revenue Code of 1986, as amended.

     (c)    "Common Stock"   means the Company's common stock, $.004 par
value.

     (d)    "Company" means Mirage Resorts, Incorporated.

     (e) "Date of Grant" means the date on which an Option is granted under the Plan.

     (f) "Effective Date" means the Effective Date of the Plan as specified in Paragraph 10.

     (g)    "Fair Market Value" of the Common Stock on any  day shall be
(i) if the Common Stock is traded on a national securities exchange, the closing price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape, or (ii) if the Common Stock is traded in the over-the-counter market and not on any national securities exchange, the mean between the closing bid and asked prices (or, if no closing prices are reported, the mean between the high bid and low asked prices) on such day as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service. In each case, the Board's determination of Fair Market Value shall be conclusive.

                              Exhibit 10.4
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      (h)   "Initial Grant" has the meaning set forth in Paragraph 6(a).

      (i) "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company or any of its subsidiaries.

      (j)   "Option" means any stock option granted under the Plan.

      (k) "Optionee" means a person to whom an Option which has not expired or terminated has been granted under the Plan.

      (l)   "Option Price" means the exercise price of an Option.

      (m) "Permanent Disability" means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Board may require such proof of Permanent Disability as it, in its sole judgment, deems necessary or appropriate.

      (n) "Plan" means the Amended and Restated 1992 Non-Employee Director Stock Option Plan.

      (o) "Reorganization" means any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary or division of another company after the effective date of the Reorganization.

      (p)   "Reorganization  Agreement"   means  a  plan  or   agreement
respecting a Reorganization.

      (q) "Successor" means the legal representative of the estate of a deceased Non-Employee Director or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Non-Employee Director.

      (r) "Year of Service" means a period of 12 consecutive calendar months of service as a Non-Employee Director.

3.    Common Stock Subject to Options.

      The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed 500,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares or shares which have been issued and reacquired by the Company. In the event any Option shall, for any reason, expire or terminate without having been exercised in full, the shares of Common Stock subject to such Option shall again be available for the grant of Options under the Plan. At no time will the number of shares issued under the Plan plus the number of shares covered by outstanding Options under the Plan exceed the number of shares authorized under the Plan.

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4.    Participants.

      Non-Employee Directors with at least three Years of Service shall receive Options under the Plan.

5.    Administration.

      The Plan shall be administered by the Board. The Board shall have authority to interpret the Plan, to adopt, amend and rescind administrative regulations to further the purposes of the Plan, and to take any other action necessary to the proper operation of the Plan. All decisions and acts of the Board shall be final and binding upon all participants in the Plan.

6.    Grant of Options.

      (a) Initial Grant. On the Effective Date, each person who is a Non-Employee Director on such date and has at least three Years of Service shall be granted an Option to purchase 25,000 shares of Common Stock at an Option Price equal to the Fair Market Value of the Common Stock on the fourth Wednesday of January, 1992. Each Non-Employee Director who was not granted an Option on the Effective Date shall be granted an Option to purchase 25,000 shares of Common Stock on the fourth Wednesday of January immediately following his or her completion of three Years of Service, at an Option Price equal to the Fair Market Value of the Common Stock on such date, provided that such person is a Non-Employee Director on such date. The grant of Options pursuant to this Paragraph 6(a) is hereafter referred to as the "Initial Grant."

      (b) Subsequent Annual Grants. On the fourth Wednesday of January of each year following the year of the Initial Grant to a Non-Employee Director, such Non-Employee Director shall be granted an Option to purchase 10,000 shares of Common Stock at an Option Price equal to the Fair Market Value of the Common Stock on such date, provided that such person is a Non-Employee Director on such date.

      (c) Term of Option. The term of each Option expires on the tenth anniversary of its Date of Grant, except as otherwise provided in Paragraph 6(e).

      (d) Exercisability of Option. No Option shall be exercisable before the third anniversary of the Date of Grant of such Option. Each Option shall be exercisable, in whole or in part, during the period beginning on the third anniversary of the Date of Grant of such Option and ending upon the expiration or earlier termination of such Option.

      (e) Termination of Option. If an Optionee's service as a Non-Employee Director terminates for any reason other than due to death or Permanent Disability or because the Optionee becomes employed by the Company or any of its subsidiaries, or if an Optionee becomes employed by the Company or any of its subsidiaries and such employment subsequently terminates for any reason other than due to death or Permanent Disability, the Optionee's Options shall terminate three months after the date of such termination (or upon the Option's

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expiration, if earlier).    If  an  Optionee's service as a Non-Employee
Director terminates as a result of death or Permanent Disability, or if an Optionee becomes employed by the Company or any of its subsidiaries and such employment subsequently terminates as a result of death or
Permanent Disability, the Optionee's Options shall terminate one year after the date of such termination (or upon the Option's expiration, if
earlier).    An Optionee's Options shall be exercisable following his or her termination of service as a Non-Employee Director or following his or her termination of subsequent employment only to the extent they were
exercisable   immediately  prior  to  such  termination  of  service  or employment, as the case may be.

      (f) No Rights as Stockholder. Neither an Optionee nor his or her Successor shall have any of the rights of a stockholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or Successor.

      (g) Payment of Option Price. Payment of the Option Price of an Option may be made in any combination of cash and Common Stock, including the automatic application of shares of Common Stock received upon exercise of an Option to satisfy the exercise price for additional Options. Where payment is made in Common Stock, such stock shall be valued at the Fair Market Value of the Common Stock on the date of exercise.

      (h) Non-Transferability of Options. No Option shall be trans-ferable or assignable by an Optionee, other than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him or her. No Option shall be pledged or hypothecated in any way nor shall it be subject to execution, attachment or similar process.

      (i) Nature of Options. Options granted under the Plan shall not be "incentive stock options" within the meaning of Section 422 of the Code.

7.    Capital Adjustments.

      (a) In the event that the outstanding shares of Common Stock are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company, by reason of a recapitalization, reclassification, stock split-up, combination of shares, dividend or any other distribution payable in capital stock, the Board shall make an appropriate adjustment in the number and kind of Options that may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of outstanding Options to the end that the proportionate interest of the holders of the Options shall be maintained as before the occurrence of such event. Such adjustment shall be made without change in the total Option Price applicable to the unexercised portion of outstanding Options and with a corresponding adjustment in the Option Price per share with respect to the Options.

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      (b) In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided that not less than 30 days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period (unless such Option shall have previously expired) to exercise any Option, including any Option that would not otherwise be exercisable by reason of an insufficient lapse of time.

      (c) In the event of a Reorganization is which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary or division of another company after the effective date of the Reorganization, then:

           (i) if there is no Reorganization Agreement or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding Options for options of another corporation, then exercise and termination provisions equivalent to those set forth in Paragraph 7(b) shall apply; or

           (ii) if there is a Reorganization Agreement that specifically provides for the change, conversion or exchange of the outstanding Options for options of another corporation, then the Board shall adjust the outstanding unexercised Options (and shall adjust the number of shares of Common Stock remaining under the Plan which have not yet been granted, if the Reorganization Agreement makes specific provisions for such an adjustment) in a manner consistent with the applicable provisions of the Reorganization Agreement.

      (d) Adjustments and determinations under this Paragraph 7 shall be made by the Board, whose decisions as to such adjustments or deter-minations shall be final, binding and conclusive.

8.    Restrictions on Issuing Shares.

      The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares, then such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Company.

9.    Use of Proceeds.

      The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of Options granted under the Plan, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

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10.   Effective Date of the Plan.

      The Effective Date of the Plan shall be the date of its approval by the stockholders of the Company representing a majority of the voting power at the annual stockholders' meeting on May 28, 1992 or any sub-sequent meeting. Options may be granted under the Plan from and after the Effective Date.

11.   Term; Amendment of Plan.

      The Plan shall be of unlimited duration. The Board of Directors may suspend or terminate the Plan at any time and may amend the Plan from time to time in its sole discretion; provided, however, that Paragraph 6 hereof shall not be amended more frequently than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder; and provided further that, without approval by the stockholders of the Company representing a majority of the voting power of the Company, no such amendment shall (a) except as specified in Paragraph 7, increase the maximum number of shares of Common Stock subject to Options which may be granted under the Plan, (b) change the provisions of the Plan relating to the establishment of the Option Price, (c) change the provisions of the Plan relating to the expiration date of each Option, (d) materially increase the benefits accruing to participants under the Plan or (e) change the class of eligible participants. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option previously granted to such Optionee under the Plan.

12.   No Guarantee of Directorship.

      Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any director for re-election by the Company's stockholders.

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